Exhibit 10.3

APN: 124-17-811-001

Recording Requested By,

And After Recording, Return To:

Orrick, Herrington & Sutcliffe LLP

777 South Figueroa Street, 32nd Floor

Los Angeles, CA 90017

Attn: Stephanie H. Rivetz, Esq.

DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING

THIS DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING (this “Deed of Trust”), made as of April 25, 2016, by ALIANTE GAMING, LLC, a Nevada limited liability company, as borrower (“Borrower”) in favor of FIRST AMERICAN TITLE INSURANCE COMPANY, a California corporation, as trustee (“Trustee”), for the benefit of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (as defined and described in the Credit Agreement referred to below), as secured party (“Beneficiary”).

RECITALS

A.     As of the date hereof, Borrower has executed that certain Credit Agreement, dated of even date herewith (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise herein defined having the meanings assigned to them in the Credit Agreement) relating to a revolving credit loan to be made by Beneficiary to Borrower in the maximum aggregate principal amount of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00) (the “Loan”).

B.     The Loan is evidenced by one or more promissory notes executed by Borrower on or after the date hereof (collectively, the “Note”).

C.     The Credit Agreement requires that the Loan be secured by all of Borrower’s interest in the real property described herein in the County of Clark, State of Nevada.

NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:

ARTICLE I. GRANT IN TRUST

1.1     For the purposes of and upon the terms and conditions set forth in this Deed of Trust, in order to secure the Security Obligations (as defined below), Borrower hereby irrevocably grants, conveys, and assigns a security interest to Trustee, in trust for the benefit of Beneficiary, with power of sale and right of entry and possession, all of Borrower’s right, title and interest in and to the following:

(a)     the fee interest in the real property described in Exhibit A, together with any greater estate therein as hereafter may be acquired by Borrower (collectively, the “Land”), which together with all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing and all interests now or in the future arising in respect of, benefiting or otherwise relating to the Land, including, without limitation, easements, rights-of-way and development rights, including all right, title and interest now owned or hereafter acquired by Borrower in and to any land lying within the right of way of any street, open or proposed, adjoining the Land, and any and all sidewalks, alleys, driveways, and strips and gores of land adjacent to or used in connection with the Land (which, together with the Land, are collectively referred to as the “Real Property”);

(b)     all the buildings, structures, facilities and improvements of every nature whatsoever now or hereafter situated on the Land or any real property encumbered hereby (the “Improvements”);

(c)     (i) all fixtures, machinery, appliances, goods, building or other materials, equipment, including all gaming equipment and devices, and all machinery, equipment, engines, appliances and fixtures for generating or distributing air, water, heat, electricity, light, sewage, fuel or refrigeration, or for ventilating or sanitary purposes, the exclusion of vermin or insects, or the removal of dust, refuse or garbage, now owned or hereafter acquired by Borrower and now or hereafter attached to, installed in or used in connection with the Real Property and Improvements; (ii) all wall-beds, wall-safes, built-in furniture and installations, shelving, lockers, partitions, doorstops, vaults, motors, elevators, dumb-waiters, awnings, window shades, venetian blinds, light fixtures, fire hoses and brackets and boxes for the same, fire sprinklers, alarm, communication, surveillance and security systems, computers, drapes, drapery rods and brackets, mirrors, mantels, screens, linoleum, carpets and carpeting, signs, decorations, plumbing, bathtubs, sinks, basins, pipes, faucets, water closets, laundry equipment, washers, dryers, mini-bars, ice-boxes and heating units; kitchen and restaurant equipment (including stoves, refrigerators, ovens, ranges, dishwashers, disposals, water heaters and incinerators) now owned or hereafter acquired by Borrower and now or hereafter attached to, installed in or used in connection with any of the Real Property and Improvements; (iii) all amusement rides and attractions attached to the Land; and (iv) all furniture and furnishings of every nature whatsoever now or hereafter owned or leased by Borrower or in which Borrower has any rights or interest and located in or on, or attached to, or used or intended to be used or which are now or may hereafter be appropriated for use on or in connection with the operation of the Real Property and Improvements, and all extensions, additions, accessions, improvements, betterments, renewals, substitutions, and replacements to any of the foregoing, which, to the fullest extent permitted by law, shall be conclusively deemed fixtures and improvements and a part of the real property hereby encumbered (the “Fixtures”; the Real Property, Fixtures and Improvements being collectively referred to as the “Premises”);

(d)     (i) all cocktail lounge supplies, including bars, glassware, bottles and tables used in connection with the Premises; (ii) all personal property, goods, equipment and supplies used in connection with the operation of a hotel, casino, restaurants, stores, parking facilities, and all other commercial operations on the Premises, including communication systems, visual and electronic surveillance systems and transportation systems; (iii) all tools, utensils, food and beverage, silverware, dishes, liquor, uniforms, linens, housekeeping and maintenance supplies, vehicles and fuel relating to the Premises; and (iv) all other personal property of any kind or character, including such items of personal property as defined in the UCC (defined below), now or hereafter owned or leased by Borrower or in which Borrower has any rights or interest and located in or on, or attached to, or used or intended to be used or which are now or may hereafter be appropriated for use on or in connection with the operation of the Premises, and all extensions, additions, accessions, improvements, betterments, renewals, substitutions, and replacements to any of the foregoing and including everything in Subsection 1.1(c) not permitted to be deemed Fixtures or Improvements (the “Personalty”);

(e)     (i) the rights to use all names, logos and designs and all derivations thereof now or hereafter used by Borrower in connection with the Premises, together with the goodwill associated therewith, with the exclusive right to use such names, logos and designs wherever they are now or hereafter used in connection with the Premises and any and all trade names, trademarks or service marks, whether or not registered, now or hereafter used in the operation of the Premises, including any interest as a lessee, licensee or franchisee, and, in each case, together with the goodwill associated therewith; (ii) all books, records, customer lists, concession agreements, supply or service contracts, licenses, permits, governmental approvals, signs, goodwill, casino and hotel credit and charge records, supplier lists, checking accounts, safe deposit boxes (excluding the contents of such deposit boxes owned by persons other than Borrower and its subsidiaries), cash, instruments, chattel papers, including inter-company notes and pledges, documents, unearned premiums, deposits, refunds (including income tax refunds), prepaid expenses, rebates; (iii) all accounts, general intangibles, instruments, documents, chattel paper of Borrower including all reserves, escrows or impounds required under the Credit Agreement or other Credit Documents and all deposit accounts maintained by Borrower with respect to the Subject Property; (iv) all actions and rights in action, and all other claims and all other contract rights and general intangibles resulting from or used in connection with the operation and occupancy of the Premises and in which Borrower now or hereafter has rights; (v) all casino operator’s agreements, vacation license resort agreements or other time share license or right to use agreements for the Premises, including all rents, issues, profits, income and maintenance fees resulting therefrom; and (vi) advertising and promotional material, blueprints, surveys, plans and other documents used in the construction or operation of the Premises, whether any of the foregoing is now owned or hereafter acquired (the “Intangible Property”);

(f)     all leases, subleases, lettings, licenses, concessions, operating agreements, management agreements, and all other agreements affecting the Subject Property that Borrower has entered into, taken by assignment, taken subject to, or assumed, or has otherwise become bound by, now or in the future, that give any person the right to conduct its business on, or otherwise use, operate or occupy, all or any portion of the Premises and any leases, agreements or arrangements permitting anyone to enter upon or use any of the Premises to extract or remove natural resources of any kind, together with all amendments, extensions, and renewals of the foregoing entered into in compliance with this Deed of Trust, together with all rental, occupancy, service, maintenance or any other similar agreements pertaining to the use or occupation of, or the rendering of services at the Premises or any part thereof, together with all related security and other deposits, if any (the “Leases”);

(g)     all of the rents, revenues, receipts, royalties, income, proceeds, profits, license and concession fees, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing possessing, operating from, residing in, selling or otherwise enjoying the Subject Property (as defined below) (the “Rents”);

(h)     all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Subject Property (the “Property Agreements”);

(i)     all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing;

(j)     all property tax refunds and rebates and utility refunds and rebates (the “Refunds”);

(k)     all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the “Proceeds”);

(l)     all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Borrower (the “Insurance”); and

(m)     all of Borrower’s right, title and interest in and to any awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any Governmental Authority pertaining to the Premises, Fixtures or Personalty (the “Condemnation Awards”).

All of the foregoing, whether now owned or hereafter acquired, being collectively referred to collectively as the “Subject Property”. The listing of specific rights or property shall not be interpreted as a limit of general terms.

ARTICLE II. OBLIGATIONS SECURED

2.1     Obligations Secured. Borrower enters into this Deed of Trust for the purpose of securing the following obligations (“Security Obligations”):

(a)     Payment and performance of all Secured Obligations (as defined in the Security Agreement), including, without limitation, all covenants and obligations on the part of Borrower under the Credit Agreement, the Note and all other Credit Documents; and

(b)     Payment and performance of all covenants and obligations of Borrower under this Deed of Trust; and

(c)     All modifications, extensions and renewals of any of the obligations secured hereby, however evidenced, including, without limitation: (i) modifications of the required principal payment dates or interest payment dates or both, as the case may be, deferring or accelerating payment dates wholly or partly; or (ii) modifications, extensions or renewals at a different rate of interest whether or not in the case of a note, the modification, extension or renewal is evidenced by a new or additional promissory note or notes.

2.2     Maturity Date. The Loan has a maturity date of April 25, 2021.

2.3     Future Advances. This Deed of Trust is given to secure not only the existing indebtedness of the Borrower to the Beneficiary evidenced by the Note secured hereby, but also future advances made pursuant to the Credit Agreement, plus interest thereon, and any disbursements made by Beneficiary for the payment of taxes, insurance or other liens on the property encumbered by this Deed of Trust, with interest on such disbursements, which advances shall be secured hereby to the same extent as if such future advances were made this date. The total amount of indebtedness secured hereby may increase or decrease from time to time. All of the foregoing shall constitute a part of the Security Obligations hereunder. This Deed of Trust is governed by Nevada Revised Statutes (“NRS”) Sections 106.300 to 106.400 and secures future advances as provided in such Sections. The maximum amount of principal (as defined in NRS §106.345) secured hereby (including disbursements that Beneficiary may, but shall not be obligated to, make under this Deed of Trust, the Credit Agreement or any other document with respect thereto) shall not exceed $80,000,000.00.

2.4     Incorporation. All terms of the Security Obligations and the documents evidencing such obligations are incorporated herein by this reference. All persons who may have or acquire an interest in the Subject Property shall be deemed to have notice of the terms of the Security Obligations and to have notice, if provided therein, that: (a) the Note or the Credit Agreement may permit borrowing, repayment and re-borrowing so that repayments shall not reduce the amounts of the Security Obligations; and (b) the rate of interest on one or more Security Obligations may vary from time to time.

2.5     Obligations. The term “obligations” is used herein in its broadest and most comprehensive sense and shall be deemed to include, without limitation, all interest and charges, prepayment charges (if any), late charges and loan fees at any time accruing or assessed on any of the Security Obligations (and shall include interest that accrues after the commencement of any bankruptcy or other insolvency proceeding by or against the Borrower, whether or not allowed or allowable) and all the foregoing shall be part of the Security Obligations.

ARTICLE III. ASSIGNMENT OF LEASES AND RENTS

3.1     Representations, Warranties and Covenants. Borrower represents, warrants and covenants that: (a) it has provided a list of all Leases, if any, to Beneficiary as of the date of this Deed of Trust, (b) as of the date of this Deed of Trust, Borrower is not, in the capacity of lessor, a party to any other lease, whether written or oral, or any agreement for the use and occupancy of the Subject Property, except as disclosed in writing to Beneficiary prior to the date of this Deed of Trust, (c) the Leases are valid, binding and in full force and effect and have not been amended or modified, except as disclosed in writing to Beneficiary prior to the date of this Deed of Trust, (d) Borrower is the sole owner of the lessor’s interest in the Leases, (e) except for any Permitted Liens, Borrower has not executed any other assignment or pledge of any of the Leases or Rents or performed any other act or executed any other instrument which might prejudice Beneficiary’s rights hereunder, (f) to the best of Borrower’s knowledge, no material default exists on the part of any lessee, or on the part of Borrower, as lessor, in the performance of the terms, covenants, provisions, conditions or agreements contained in the Leases, (g) Borrower knows of no condition which, with the giving of notice or the passage of time or both, would constitute a material default under any of the Leases on the part of any lessee or Borrower, as lessor, except as disclosed in writing to Beneficiary prior to the date of this Deed of Trust, (h) no rent has been paid by any lessee for more than one installment in advance and (i) the payment of none of the Rents to accrue under the Leases has been or will be waived, released, reduced, discounted or otherwise discharged or compromised by Borrower, except as disclosed in writing to Beneficiary prior to the date of this Deed of Trust.

3.2     Assignment. For the purposes and upon the terms and conditions set forth herein, Borrower irrevocably assigns to Beneficiary all of Borrower’s right, title and interest in, to and under the Leases, together with any and all Rents. This assignment shall not impose upon Beneficiary any duty to produce Rents from the Subject Property, nor cause Beneficiary to be: (a) a “mortgagee in possession” for any purpose; (b) responsible for performing any of the obligations of the lessor or landlord under any Lease; or (c) responsible for any waste committed by any person or entity at any time in possession of the Subject Property or any part thereof, or for any dangerous or defective condition of the Subject Property, or for any negligence in the management, upkeep, repair or control of the Subject Property. This is an absolute assignment, not an assignment for security only, and Beneficiary’s right to Rents is not contingent upon and may be exercised without taking possession of the Subject Property. Borrower agrees to execute and deliver to Beneficiary, within five (5) days of Beneficiary’s written request, such additional documents as Beneficiary or Trustee may reasonably request to further evidence the assignment to Beneficiary of any and all Leases and Rents. Beneficiary or Trustee, at Beneficiary’s option and without notice, may notify any lessee or tenant of this assignment of the Leases and Rents.

3.3     License. Beneficiary confers upon Borrower a license (the “License”) to collect and retain the Rents as, but not before, they come due and payable, until the occurrence of any Default or Event of Default. Upon the occurrence of any Event of Default, the License shall be automatically revoked, and Beneficiary or Trustee may, at Beneficiary’s option and without notice, either in person or by agent, with or without bringing any action, or by a receiver to be appointed by a court: (a) enter, take possession of, manage and operate the Subject Property or any part thereof; (b) make, cancel, enforce or modify any Lease; (c) obtain and evict tenants, fix or modify Rents, and do any acts which Beneficiary or Trustee deems proper to protect the security hereof; and (d) either with or without taking possession of the Subject Property, in its own name, sue for or otherwise collect and receive all Rents, including those past due and unpaid, and apply the same in accordance with the provisions of this Deed of Trust. The entering and taking possession of the Subject Property, the collection of Rents and the application thereof as aforesaid, shall not cure or waive any Default or Event of Default, nor waive, modify or affect any notice of default hereunder, nor invalidate any act done pursuant to any such notice. Borrower hereby irrevocably authorizes and directs the lessees under the Leases to rely upon and comply with any notice or demand by Beneficiary for the payment to Beneficiary of any Rent or other sums which may at any time become due under the Leases, or for the performance of any of the lessees’ undertakings under the Leases, and the lessees shall have no right or duty to inquire as to whether any Default or Event of Default has actually occurred or is then existing hereunder. Borrower hereby relieves the lessees from any liability to Borrower by reason of relying upon and complying with any such notice or demand by Beneficiary.

3.4     Effect of Assignment. The foregoing assignment shall not cause Beneficiary to be: (a) a mortgagee in possession; (b) responsible or liable for the control, care, management or repair of the Subject Property or for performing any of the terms, agreements, undertakings, obligations, representations, warranties, covenants and conditions of the Leases; or (c) responsible or liable for any waste committed on the Subject Property by the lessees under any of the Leases or any other parties; for any dangerous or defective condition of the Subject Property; or for any negligence in the management, upkeep, repair or control of the Subject Property resulting in loss or injury or death to any lessee, licensee, employee, invitee or other person. Beneficiary shall not directly or indirectly be liable to Borrower or any other person as a consequence of: (i) the exercise or failure to exercise any of the rights, remedies or powers granted to Beneficiary, or any of Beneficiary’s respective employees, agents, contractors or subcontractors hereunder; or (ii) the failure or refusal of Beneficiary to perform or discharge any obligation, duty or liability of Borrower arising under the Leases.

ARTICLE IV. SECURITY AGREEMENT AND FIXTURE FILING

4.1     Security Interest. As security for the full, prompt, complete and final payment when due (whether at stated maturity, by acceleration or otherwise) and prompt performance of all the Security Obligations, Borrower hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to the Trustee, for itself and for the benefit of the Beneficiary, a security interest in and to all of Borrower’s right, title and interest in, to and under each of the following, whether now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest (all of such interest of Borrower being hereinafter collectively called the “Collateral”):

(a)     all of the Subject Property which is personal property, including without limitation;

(i)     all Fixtures, including all “Equipment” owned by Borrower, as such term is defined in Section 9-102(1)(gg) of the UCC (or any other then applicable provision of the UCC), now or hereafter owned or acquired by Borrower or in which Borrower now holds or hereafter acquires any interest which, in any event, shall include, without limitation, all machinery, equipment, fixtures, gaming machines, casino chips, signage, change banks, change bins, slot machine bases, furniture, furnishings, trade fixtures, mainframe, kitchen and restaurant equipment, personal and other computers, terminals and printers and related components and accessories, all copiers, telephonic, video, electronic data-processing, data storage equipment and other equipment of any nature whatsoever, and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto;

(ii)     all development rights and credits and any and all permits, consents, approvals, licenses, authorizations and other rights granted by, given by or obtained from, any governmental entity with respect to the Subject Property; all water and water rights, wells and well rights, canals and canal rights, ditches and ditch rights, springs and spring rights, and reservoirs and reservoir rights appurtenant to or associated with the Subject Property, whether decreed or undecreed, tributary, non-tributary or not non-tributary, surface or underground or appropriated or unappropriated, and all shares of stock in water, ditch, lateral and canal companies, well permits and all other evidences of any of such rights; all deposits or other security now or hereafter made with or given to utility companies by Borrower with respect to the Subject Property; all advance payments of insurance premiums made by Borrower with respect to the Subject Property; all guaranties, warranties or indemnities related to the Subject Property; all plans, drawings, reports and specifications relating to the Subject Property; and

(iii)     to the extent not otherwise included, all proceeds of each of the foregoing and all accessions to, additions to, substitutions and replacements for, and rents, profits and products of each of the foregoing, together with all books, records and files relating to any of the foregoing.

As to all of the above described personal property which is or which hereafter becomes a “fixture” under applicable law, this Deed of Trust constitutes a fixture filing under the Uniform Commercial Code as enacted in the State of Nevada, as amended from time to time (the “UCC”). All terms defined in the UCC shall have the respective meanings given to those terms in the UCC.

4.2     Fixture Filing. This Deed of Trust if filed with the Recorder of the County of Clark, State of Nevada constitutes a financing statement filed as a fixture filing with respect to any and all fixtures comprising Collateral. The “debtor” is Aliante Gaming, LLC, the “secured party” is Wells Fargo Bank, National Association, as Administrative Agent, the collateral is as described in Subsection 4.1 above and in the granting clause of this Deed of Trust, and the addresses of the debtor and secured party are the addresses stated in Section 7.10 of this Deed of Trust for Notices to such parties. The owner of record of the Real Property is Aliante Gaming, LLC, a Nevada limited liability company.

4.3     Representations and Warranties. Borrower hereby represents and warrants to the Beneficiary that:

(a)     Borrower is the sole legal and equitable owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good and merchantable title or rights thereto free and clear of any and all Liens, except for the Permitted Liens.

(b)     No effective mortgage, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except the Permitted Liens. The liens created in the Collateral hereunder are first priority perfected liens, subject only to Permitted Liens.

(c)     This Deed of Trust creates a legal and valid security interest on and in all of the Collateral in which Borrower now has rights and, to the extent such security interest can be perfected by filing, all filings necessary or desirable to perfect and protect such security interest have been duly made. Accordingly, the Beneficiary has a fully perfected first priority security interest in all of the Collateral in which Borrower now has rights and which can be perfected by filing, subject only to the Permitted Liens. Except as noted in the first sentence, to the extent such security interest can be perfected by filing, this Deed of Trust and such other required filings will create a legal and valid and fully perfected first priority security interest in the Collateral in which Borrower later acquires rights, when Borrower acquires those rights, subject only to the Permitted Liens.

(d)     Borrower’s exact legal name is set forth on the first page of this Deed of Trust. Borrower was formed under the laws of the State of Nevada. Borrower’s chief executive office, principal place of business, and the place where Borrower maintains records concerning the Collateral are the address provided for in Section 7.10. The tangible Collateral is presently located in North Las Vegas, Nevada. Borrower shall not change such chief executive office or principal place of business or remove or cause to be removed, except in the ordinary course of Borrower’s business, the Collateral or the records concerning the Collateral from those premises without prior written notice to the Beneficiary. All of Borrower’s organizational documents or agreements delivered to Beneficiary are complete and accurate in every respect.

(e)     No authorization, approval or other action by, and no notice to or filing with, any governmental authority or any other Person is required for the exercise by the Beneficiary of the rights provided for in this Deed of Trust, except in connection with a disposition of the investment property as may be required by governmental rules affecting the offering and sale of securities generally and except for the Gaming Laws.

4.4     Further Assurances. Borrower agrees: (a) to execute and deliver such documents as Beneficiary deems necessary to create, perfect and continue the security interests contemplated hereby to the extent the same may be perfected by filing; (b) to cooperate with Beneficiary in perfecting all security interests granted herein and in obtaining such agreements from third parties as Beneficiary deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of its rights hereunder (including, without limitation, control agreements with respect to accounts not at Wells Fargo Bank, National Association, or its affiliates); and (c) that Beneficiary is authorized to file financing statements in the name of Borrower to perfect Beneficiary’s security interest in Collateral (including financing statements that include an “all assets,” “all personal property,” or similar collateral description). Borrower shall promptly notify Beneficiary in writing after the filing of any application for a patent, trademark or copyright or the issuance of any patent or registration of any trademark or copyright or otherwise obtaining any interest in any patent, trademark or copyright. If requested by the Beneficiary, Borrower shall execute such additional documentation to be filed in the United States Copyright Office or the United States Patent and Trademark Office as the Beneficiary may reasonably require from time to time.

4.5     Further Identification of Collateral; Continuous Perfection. Borrower shall, if so requested by the Beneficiary, furnish to the Beneficiary, as often as the Beneficiary shall reasonably request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Beneficiary may reasonably request, all in reasonable detail. Borrower shall not change its name, jurisdiction of origination, identity or corporate structure in any manner unless Borrower shall have given the Beneficiary at least thirty (30) days’ prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Beneficiary to amend such financing statement or continuation statement so that it is not seriously misleading. Borrower acknowledges that it is not authorized to file any amendment or termination statement with respect to any financing statement relating to any security interest granted hereunder without the prior written consent of the Beneficiary and agrees that it will not do so without the prior written consent of the Beneficiary, subject to Borrower’s rights under Section 9-509(3)(b) of the UCC.

4.6     Rights of Beneficiary. In addition to Beneficiary’s rights as a “Secured Party” under the UCC, Beneficiary may, but shall not be obligated to, at any time without notice and at the expense of Borrower: (a) give notice to any person of Beneficiary’s rights hereunder and enforce such rights at law or in equity; (b) insure, protect, defend and preserve the Collateral or any rights or interests of Beneficiary therein; and (c) endorse, collect and receive any right to payment of money owing to Borrower under or from the Collateral. Beneficiary may inspect the Collateral as provided in Section 5.10(c) of the Credit Agreement.

4.7     Rights of Beneficiary on Default. Upon the occurrence of an Event of Default under this Deed of Trust, then in addition to all of Beneficiary’s rights as a “Secured Party” under the UCC or otherwise at law, Beneficiary shall have the following rights:

(a)     Beneficiary may, to the extent permitted by applicable law: (i) upon written notice, require Borrower to assemble any or all of the Collateral and make it available to Beneficiary at a place designated by Beneficiary; (ii) without prior notice, enter upon the Subject Property or other place where any of the Collateral may be located and take possession of, collect, sell, lease, license and dispose of any or all of the Collateral, and store the same at locations acceptable to Beneficiary at Borrower’s expense; (iii) sell, assign and deliver at any place or in any lawful manner all or any part of the Collateral and bid and become purchaser at any such sales;

(b)     Beneficiary may, for the account of Borrower and at Borrower’s expense: (i) operate, use, consume, sell, lease, license or dispose of the Collateral as Beneficiary deems appropriate for the purpose of performing any or all of the Security Obligations; (ii) enter into any agreement, compromise, or settlement, including insurance claims, which Beneficiary may deem desirable or proper with respect to any of the Collateral; and (iii) endorse and deliver evidences of title for, and receive, enforce and collect by legal action or otherwise, all indebtedness and obligations now or hereafter owing to Borrower in connection with or on account of any or all of the Collateral; and

(c)     In disposing of Collateral hereunder, Beneficiary may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any disposition of any Collateral may be applied by Beneficiary to the payment of expenses incurred by Beneficiary in connection with the foregoing including attorneys’ fees, and the balance of such proceeds may be applied by Beneficiary toward the payment of the Security Obligations in such order as provided in the Credit Agreement.

(d)     Notwithstanding any other provision hereof, Beneficiary shall not be deemed to have accepted any property other than cash in satisfaction of any obligation of Borrower to Beneficiary unless Borrower shall make an express written election of said remedy under Section 9-620 of the UCC, or other applicable law. Borrower agrees that Beneficiary shall have no obligation to process or prepare any Collateral for sale or other disposition.

4.8     Power of Attorney. Borrower hereby irrevocably appoints Beneficiary as Borrower’s attorney-in-fact (such agency being coupled with an interest), and as such attorney-in-fact Beneficiary may, without the obligation to do so, in Beneficiary’s name, or in the name of Borrower, prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve any of Beneficiary’s security interests and rights in or to any of the Collateral, and, upon an Event of Default hereunder, take any other action required of Borrower; provided, however, that Beneficiary as such attorney-in-fact shall be accountable only for such funds as are actually received by Beneficiary.

4.9     Possession and Use of Collateral. Except as otherwise provided in this Section or the other Credit Documents, so long as no Event of Default exists under this Deed of Trust and no Default or Event of Default exists under any of the Credit Documents, Borrower may possess, use, move, transfer or dispose of any of the Collateral in the ordinary course of Borrower’s business and in accordance with the Credit Agreement.

ARTICLE V. RIGHTS AND DUTIES OF THE PARTIES

5.1     Title. Borrower represents and warrants that Borrower lawfully holds and possesses (a) a valid fee simple interest in the Real Property, as designated on Exhibit A, and the fixtures located thereon and (b) fee simple title to the Subject Property that is not the Real Property or fixtures on the Real Property, without limitation on the right to encumber, and that this Deed of Trust is a first and prior lien on the Subject Property, subject only to the Permitted Liens. Neither Borrower, nor any Affiliate of Borrower, has any interest in any real property, not encumbered hereby, which is utilized in any material manner in connection with the use or operation of the Subject Property or which is necessary and required for the use and operation of the Subject Property.

5.2     Taxes and Assessments. Borrower shall pay prior to delinquency all taxes, assessments, levies and charges imposed by any public or quasi-public authority or utility company which are or which may become a lien upon or cause a loss in value of the Subject Property or any interest therein as provided in Section 5.01(e) of the Credit Agreement. Borrower shall also pay prior to delinquency all taxes, assessments, levies and charges imposed by any public authority upon Beneficiary by reason of its interest in any Security Obligation or in the Subject Property, or by reason of any payment made to Beneficiary pursuant to any Security Obligation; provided, however, Borrower shall have no obligation to pay taxes which may be imposed from time to time upon Beneficiary and which are measured by and imposed upon Beneficiary’s net income.

5.3     Insurance. Borrower shall insure the Subject Property as provided under Section 5.01(d) of the Credit Agreement.

5.4     Performance of Security Obligations. Borrower shall promptly pay and perform each Security Obligation when due.

5.5     Liens, Encumbrances and Charges. Borrower shall immediately discharge any Lien not approved by Beneficiary in writing that has or may attain priority over this Deed of Trust. Borrower shall pay when due all obligations secured by or reducible to Liens and encumbrances which shall now or hereafter encumber or appear to encumber all or any part of the Subject Property or any interest therein, whether senior or subordinate hereto.

5.6     Damages; Insurance and Condemnation Proceeds. The following (whether now existing or hereafter arising) are absolutely and irrevocably assigned by Borrower to Beneficiary and, at the request of Beneficiary, shall be paid directly to Beneficiary in accordance with Section 2.06(c)(v) of the Credit Agreement (or any other applicable Section of the Credit Agreement): (a) all awards of damages and all other compensation payable directly or indirectly by reason of a condemnation or proposed condemnation for public or private use affecting all or any part of, or any interest in, the Subject Property or Collateral; (b) all other claims and awards for damages to, or decrease in value of, all or any part of, or any interest in, the Subject Property or Collateral; (c) all proceeds of any insurance policies payable by reason of loss sustained to all or any part of the Subject Property or Collateral; and (d) all interest which may accrue on any of the foregoing. Subject to applicable law and Section 2.06(c)(v) of the Credit Agreement (or any other applicable Section of the Credit Agreement), and without regard to any requirement contained in Section 5.7(e) of this Deed of Trust, Beneficiary may, at its discretion apply all or any of the proceeds it receives to its expenses in settling, prosecuting or defending any claim and may apply the balance to the Security Obligations in such order and amounts as Beneficiary may choose in its sole discretion, or Beneficiary may release all or any part of the proceeds to Borrower upon any conditions Beneficiary may impose. Subject to any of the rights of Borrower in Section 2.06(c)(v) of the Credit Agreement (or any other applicable Section of the Credit Agreement), Beneficiary may commence, appear in, defend or prosecute any assigned claim or action and may adjust, compromise, settle and collect all claims and awards assigned to Beneficiary; provided, however, in no event shall Beneficiary or any of its officers, directors, employees, agents, advisors or representatives be responsible for any failure to collect any claim or award, regardless of the cause of the failure, including, without limitation, any malfeasance or nonfeasance by Beneficiary or its employees or agents.

5.7     Maintenance and Preservation of the Subject Property. Subject to the provisions of the Credit Agreement, Borrower covenants: (a) to insure the Subject Property and Collateral against such risks as Beneficiary may require and, at Beneficiary’s request, to provide evidence of such insurance to Beneficiary, and to comply with the requirements of any insurance companies insuring the Subject Property and Collateral, all in accordance with Sections 4.01(u) and 5.01(d) of the Credit Agreement (or any other applicable Section of the Credit Agreement); (b) to keep the Subject Property in good condition and repair; (c) not to remove or demolish the Subject Property or Collateral or any part thereof, not to alter, restore or add to the Subject Property or Collateral and not to initiate or acquiesce in any change in any zoning or other land classification which affects the Subject Property or Collateral without Beneficiary’s prior written consent, or as provided in the Credit Agreement; (d) to complete or restore promptly and in good and workmanlike manner the Subject Property and Collateral, or any part thereof which may be damaged or destroyed, without regard to whether Beneficiary elects to require that insurance proceeds be used to reduce the Security Obligations as provided in Section 5.6 of this Deed of Trust; (e) to comply with all laws, ordinances, regulations and standards; (e) to comply with all Applicable Laws as provided in Section 5.01(h) of the Credit Agreement; (f) to comply with all covenants, conditions, restrictions and equitable servitudes, whether public or private, of every kind and character which affect the Subject Property or Collateral and pertain to acts committed or conditions existing thereon, including, without limitation, any work, alteration, improvement or demolition mandated by such laws, covenants or requirements; (g) not to commit or permit waste of the Subject Property or Collateral; (h) not to permit any material structural alteration of the Subject Property, without Beneficiary’s consent; and (i) to do all other acts which from the character or use of the Subject Property and Collateral may be reasonably necessary to maintain and preserve its value.

5.8     Defense and Notice of Losses, Claims and Actions. At Borrower’s sole expense, Borrower shall protect, preserve and defend the Subject Property and title to and right of possession of the Subject Property and Collateral, the security hereof and the rights and powers of Beneficiary hereunder against all adverse claims. Borrower shall give Beneficiary prompt notice in writing of the assertion of any claim, of the filing of any action or proceeding, of the occurrence of any damage to the Subject Property and Collateral and of any condemnation offer or action.

5.9     Due on Sale or Encumbrance. Except as otherwise expressly permitted in the Credit Agreement, if the Subject Property or any interest therein, or any direct or indirect interest in Borrower, shall be sold, transferred, (including, without limitation, through sale or transfer of a majority or controlling interest of the corporate stock or general partnership interests or limited liability company interests of Borrower) mortgaged, assigned, further encumbered or leased, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law, without the prior written consent of Beneficiary, then Beneficiary, in its sole discretion, may declare all Security Obligations immediately due and payable.

5.10     Releases, Extensions, Modifications and Additional Security. Without notice to or the consent, approval or agreement of any persons or entities having any interest at any time in the Subject Property and Collateral or in any manner obligated under the Security Obligations (“Interested Parties”), Trustee may, upon Beneficiary’s written request, from time to time, release or reconvey any person or entity from liability for the payment or performance of any Security Obligation, take any action or make any agreement extending the maturity or otherwise altering the terms or increasing the amount of any Security Obligation, or accept additional security or release all or a portion of the Subject Property and other security for the Security Obligations. None of the foregoing actions shall release or reduce the personal liability of any of said Interested Parties, or release or impair the priority of the lien and security interests created by this Deed of Trust upon the Subject Property and the Collateral.

5.11     Subrogation. Beneficiary shall be subrogated to the lien of all encumbrances, whether released of record or not, paid in whole or in part by Beneficiary pursuant to this Deed of Trust or any other Credit Document or by the proceeds of any loan secured by this Deed of Trust.

5.12     Right of Inspection. Beneficiary, its agents and employees, may enter the Subject Property at any reasonable time for the purpose of inspecting the Subject Property and ascertaining Borrower’s compliance with the terms hereof.

5.13     Easements. If an easement, servitude or other incorporeal right (collectively, an “Easement”) constitutes any portion of the Subject Property, Borrower shall not amend, change, terminate or modify such Easement, or any right thereto or interest therein, without the prior written consent of Beneficiary, which consent may be withheld in Beneficiary’s sole discretion, and any such amendment, change, termination or modification without such prior written consent shall be deemed void and of no force or effect. Borrower agrees to perform all obligations and agreements with respect to said Easement and shall not take any action or omit to take any action, which would effect or permit the termination thereof. Upon receipt of notice, or otherwise becoming aware, of any default or purported default under any Easement, by any party thereto, Borrower shall promptly notify Beneficiary in writing of such default or purported default and shall deliver to Beneficiary copies of all notices, demands, complaints or other communications received or given by Borrower with respect to any such default or purported default.

5.14     Performance by Beneficiary. Should Borrower fail to make any payment or perform any act which it is obligated to make or perform hereunder or under the Credit Agreement, then the Beneficiary, at the election of either of them, without giving notice to Borrower, or any successor in interest of Borrower, and without releasing Borrower from any obligation hereunder, may make such payment or perform such act and incur any liability, or expend whatever amounts, in its discretion, it may deem necessary therefor. All sums incurred or expended by the Beneficiary, under the terms of this Section, shall become due and payable by Borrower to the Beneficiary on demand and shall bear interest until paid at an annual percentage rate equal to the Default Rate expressed in the Credit Agreement. In no event shall such payment or performance of any such act by Beneficiary be construed as a waiver of the default occasioned by Borrower’s failure to make such payment(s) or perform such act(s).

5.15     Right of Beneficiary to Appear. If there be commenced or pending any suit or action affecting the Subject Property or the Collateral, or any part thereof, or the title thereto, or if any adverse claim for or against the Subject Property or the Collateral, or any part thereof, be made or asserted, the Beneficiary (unless such suit, action or claim is being contested in good faith by Borrower and Borrower shall have established and maintained adequate reserves in accordance with GAAP for the full payment and satisfaction of such suit or action if determined adversely to Borrower), may appear or intervene in the suit or action and retain counsel therein and defend same, or otherwise take such action therein as they may be advised, and may settle or compromise same or the adverse claim; and in that behalf and for any of the purposes may pay and expend such sums of money as the Beneficiary may deem to be necessary and Borrower shall reimburse Beneficiary, for such sums expended, together with accrued interest thereon, at the Default Rate which is defined in the Credit Agreement.

5.16     Environmental Indemnity.

(a)     Borrower agrees to indemnify, protect, defend and save harmless Beneficiary, as well as its respective, officers, employees, agents, attorneys and shareholders (individually, an “Indemnified Party” and collectively, the “Indemnified Parties”) from and against any and all losses, damages, expenses or liabilities, of any kind or nature from any investigations, suits, claims or demands, including reasonable counsel fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from or in any way connected with: (a) the presence in, on or under the Subject Property of any Hazardous Materials or any releases or discharges of any Hazardous Materials on, under or from the Subject Property; (b) any violation of Environmental Laws; or (c) any activity carried on or undertaken on or off the Subject Property, whether prior to or during the term of the Credit Agreement, and whether by Borrower or any predecessor in title or any employees, agents, contractors or subcontractors of Borrower or any predecessor in title, or any third persons at any time occupying or present on the Subject Property, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials at any time located or present on or under the Subject Property. The foregoing indemnity shall further apply to any residual contamination on or under the Subject Property, or affecting any natural resources, and to any contamination of any property or natural resources, arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances. It is provided, however, that, notwithstanding the foregoing, Borrower shall not be obligated to indemnify, protect, defend or save harmless an Indemnified Party if, and to the extent that, any such loss, damage, expense or liability was caused by the gross negligence or intentional misconduct of such Indemnified Party, as determined by a final, non-appealable judgment of a court of competent jurisdiction. Borrower hereby acknowledges and agrees that, notwithstanding any other provision of this Deed of Trust or any of the other Credit Documents to the contrary, the obligations of Borrower under this Section shall be unlimited personal obligations of Borrower and shall survive any foreclosure under this Deed of Trust, any transfer in lieu thereof, any foreclosure of this Deed of Trust and any satisfaction of the obligations which are secured hereby. Borrower acknowledges that Beneficiary’s appraisal of the Subject Property is such that Beneficiary would not extend the Loan but for the personal liability undertaken by Borrower for the obligations under this Section. Borrower and Beneficiary agree that any obligations of Borrower under this Section which may also be obligations of Borrower under the Environmental Certificate shall be deemed to arise solely under this Section and not under the Environmental Certificate. The obligations of Borrower under this Section are separate from and in addition to the obligations to pay the indebtedness evidenced by the Note, the obligations under the Credit Agreement and the other obligations secured by, or imposed under, this Deed of Trust. The liability of Borrower under this Section 5.16 shall not be limited to or measured by the amount of the indebtedness secured hereby or the value of the Subject Property. Borrower shall be fully and personally liable for all obligations of Borrower under this Section. Borrower waives the right to assert any statute of limitations as a bar to the enforcement of this Section or to any action brought to enforce this Section 5.16. This Section 5.16 shall not affect, impair or waive any rights or remedies of Beneficiary or any obligations of Borrower with respect to Hazardous Materials created or imposed by Environmental Laws (including Beneficiary’s rights of reimbursement or contribution under Environmental Laws). The remedies under this Section 5.16 are cumulative and in addition to all remedies provided by law.

(b)      In case any action shall be brought against any Indemnified Party based upon any of the above and in respect to which indemnity may be sought against Borrower, Beneficiary shall promptly notify Borrower in writing, and Borrower shall assume the defense thereof, including the employment of counsel selected by Borrower and reasonably satisfactory to the Indemnified Party, the payment of all costs and expenses and the right to negotiate and consent to settlement upon the consent of the Indemnified Party. Upon reasonable determination made by an Indemnified Party that such counsel would have a conflict representing such Indemnified Party and Borrower, the applicable Indemnified Party shall have the right to employ, at the expense of Borrower, separate counsel in any such action and to participate in the defense thereof. Borrower shall not be liable for any settlement of any such action effected without its consent, but if settled with Borrower’s consent, or if there be a final judgment for the claimant in any such action, Borrower agrees to indemnify, defend and save harmless such Indemnified Parties from and against any loss or liability by reason of such settlement or judgment.

5.17     Environmental Certificate. Concurrently with the execution of the Credit Agreement, Borrower shall execute an instrument entitled “First Lien Certificate and Indemnification Regarding Hazardous Substances” (which, together with all amendments, modifications, extensions, renewals or restatements thereof, is referred to herein as the “Environmental Certificate”). The obligations of Borrower under the Environmental Certificate are not secured by this Deed of Trust.

5.18     Principal Place of Business. Borrower’s principal place of business is at 7300 Aliante Parkway, North Las Vegas in the State of Nevada. Borrower does not do business under any trade name except as previously disclosed in writing to Beneficiary or as disclosed in the Credit Agreement. Borrower will immediately notify Beneficiary in writing of any change in its place of business or the adoption or change of any trade name or fictitious business name by it, and will upon request of Beneficiary, execute any additional financing statements or other certificates necessary to reflect any such adoption or change in trade name or fictitious business name.

5.19     Acceptance of Trust; Powers and Duties of Trustee. Trustee accepts this trust when this Deed of Trust is recorded. From time to time, upon written request of Beneficiary and, to the extent required by applicable law presentation of this Deed of Trust for endorsement, and without affecting the personal liability of any Person for payment of any indebtedness or performance of any of the Security Obligations, Beneficiary, or Trustee at Beneficiary’s direction, may, without obligation to do so or liability therefor and without notice: (a) reconvey all or any part of the Subject Property or the Collateral from the lien of this Deed of Trust; (b) consent to the making of any map or plat of the Subject Property; and (c) join in any grant of easement or declaration of covenants and restrictions with respect to the Subject Property, or any extension agreement or any agreement subordinating the lien or charge of this Deed of Trust. Trustee or Beneficiary may from time to time apply to any court of competent jurisdiction for aid and direction in the execution of the trusts and the enforcement of its rights and remedies available under this Deed of Trust, and may obtain orders or decrees directing, confirming or approving acts in the execution of said trusts and the enforcement of said rights and remedies. Trustee has no obligation to notify any party of any pending sale or any action or proceeding (including, but not limited to, actions in which Borrower, Beneficiary or Trustee shall be a party) unless held or commenced and maintained by Trustee under this Deed of Trust. Trustee shall not be obligated to perform any act required of it under this Deed of Trust unless the performance of the act is requested in writing and Trustee is reasonably indemnified against all losses, costs, liabilities and expenses in connection therewith.

5.20     Compensation; Exculpation; Indemnification.

(a)     Borrower shall pay all Trustee’s fees and reimburse Trustee for all expenses in the administration of this trust, including attorneys’ fees. Borrower shall pay Beneficiary reasonable compensation for services rendered concerning this Deed of Trust, including without limitation, the providing of any statement of amounts owing under any Security Obligation. Beneficiary shall not directly or indirectly be liable to Borrower or any other Person as a consequence of: (i) the exercise of any rights, remedies or powers granted to Beneficiary in this Deed of Trust; (ii) the failure or refusal of Beneficiary to perform or discharge any obligation or liability of Borrower under this Deed of Trust or any Lease or other agreement related to the Subject Property or the Collateral; or (iii) any loss sustained by Borrower or any third party as a result of Beneficiary’s failure to lease the Subject Property after any Default or Event of Default or from any other act or omission of Beneficiary in managing the Subject Property after any Default or Event of Default unless such loss is caused by the willful misconduct or gross negligence of Beneficiary; and no such liability shall be asserted, imposed or enforced against Beneficiary, and all such liability is hereby expressly waived and released by Borrower.

(b)     Borrower shall indemnify Trustee and Beneficiary against, and hold them harmless from, any and all losses, damages, liabilities, claims, causes of action, judgments, court costs, attorneys’ fees and other legal expenses, costs of evidence of title, costs of evidence of value, and other expenses which either may suffer or incur: (i) by reason of this Deed of Trust; (ii) by reason of the execution of this trust or the performance of any act required or permitted hereunder or by law; (iii) as a result of any failure of Borrower to perform Borrower’s obligations; or (iv) by reason of any alleged obligation or undertaking of Beneficiary to perform or discharge any of the representations, warranties, conditions, covenants or other obligations contained in any other document related to the Subject Property, including without limitation, the payment of any taxes, assessments, rents or other lease obligations, liens, encumbrances or other obligations of Borrower under this Deed of Trust. Borrower’s duty to indemnify Trustee and Beneficiary shall survive the payment, discharge or cancellation of the Security Obligations and the release or reconveyance, in whole or in part, of this Deed of Trust.

(c)     Borrower shall pay all indebtedness arising under this Section immediately upon demand by Trustee or Beneficiary, together with interest thereon from the date such indebtedness arises at the highest rate per annum payable under any Security Obligation. Beneficiary may, at its option, add any such indebtedness to any Security Obligation.

5.21     Substitution of Trustees. From time to time, by a writing signed and acknowledged by Beneficiary and recorded in the county of Clark, in which this Deed of Trust is recorded, Beneficiary may appoint another trustee to act in the place and stead of Trustee or any successor. Such writing shall set forth the recordation date and any recording or other information required by law. The recordation of such instrument of substitution shall discharge Trustee herein named and shall appoint the new trustee as the trustee hereunder with the same effect as if originally named Trustee herein. A writing recorded pursuant to the provisions of this Section shall be conclusive proof of the proper substitution of such new Trustee.

ARTICLE VI. DEFAULT PROVISIONS

6.1     Events of Default. The term “Event of Default” shall mean the existence of any Event of Default as set forth in the Credit Agreement.

6.2     Rights and Remedies. At any time after an Event of Default, Beneficiary and Trustee shall each have all rights and remedies available at law or in equity, including, without limitation, the following:

(a)     All sums secured hereby shall, at the option of Beneficiary, and upon the giving of notice required by the Credit Agreement, if any, become immediately due and payable. With respect to any Event of Default under Section 6.01(f) or 6.01(g) of the Credit Agreement, all sums secured hereby shall automatically become due and payable without notice and without any action on the part of Beneficiary;

(b)     With or without notice, to declare all Security Obligations immediately due and payable in full.

(c)     With or without notice, and without releasing Borrower from any Security Obligation and without becoming a mortgagee in possession, to cure any Default of Borrower and, in connection therewith: (i) to enter upon the Subject Property and to do such acts and things as Beneficiary or Trustee deems necessary or desirable to protect the security of this Deed of Trust, including without limitation, to appear in and defend any action or proceeding purporting to affect the security of this Deed of Trust or the rights or powers of Beneficiary or Trustee hereunder; (ii) to pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien which, in the judgment of either Beneficiary or Trustee, is senior in priority to this Deed of Trust, the judgment of Beneficiary or Trustee being conclusive as between the parties hereto; (iii) to obtain, and to pay any premiums or charges with respect to, any insurance required to be carried hereunder; and (iv) to employ counsel, accountants, contractors and other appropriate Persons to assist them.

(d)     To exercise any remedies granted to mortgagees, assignees, or secured parties under Nevada law;

(e)     To commence and maintain an action or actions in any court of competent jurisdiction to foreclose this Deed of Trust as a mortgage or to obtain specific enforcement of the covenants of Borrower under this Deed of Trust, and Borrower agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy. For the purposes of any suit brought under this subsection, Borrower waives the defenses of laches and any applicable statute of limitations.

(f)     To apply to a court of competent jurisdiction for and obtain appointment of a receiver of the Subject Property as a matter of strict right and without regard to: (i) the adequacy of the security for the repayment of the Security Obligations; (ii) the existence of a declaration that the Security Obligations are immediately due and payable; or (iii) the filing of a notice of default; and Borrower consents to such appointment.

(g)     To take and possess all documents, books, records, papers and accounts of Borrower or the then owner of the Subject Property; to make or modify Leases of, and other agreements with respect to, the Subject Property upon such terms and conditions as Beneficiary deems proper; and to make repairs, alterations and improvements to the Subject Property deemed necessary, in Trustee’s or Beneficiary’s judgment, to protect or enhance the security hereof.

(h)     To execute or cause Trustee to execute a written notice of such Default and of its election to cause the Subject Property to be sold to satisfy the Security Obligations. Trustee shall give and record such notice as the law then requires as a condition precedent to a trustee’s sale. When the minimum period of time required by law after such notice has elapsed, Trustee, without notice to or demand upon Borrower, except as otherwise required by law, shall sell the Subject Property at the time and place of sale fixed by it in the notice of sale, at one or several sales, either as a whole or in separate parcels and in such manner and order, all as directed by Beneficiary in its sole discretion, at public auction to the highest bidder for cash, in lawful money of the United States, payable at the time of sale. Except as required by law, neither Borrower nor any other Person shall have the right to direct the order in which the Subject Property is sold. Subject to requirements and limits imposed by law, Trustee may postpone any sale of the Subject Property by public announcement at such time and place of sale, and from time to time may postpone such sale by public announcement at the time and place fixed by the preceding postponement. Trustee shall deliver to the purchaser at such sale a deed conveying the Subject Property or portion thereof so sold, but without any covenant or warranty, express or implied. The recitals in said deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any Person, including Trustee, Borrower or Beneficiary, may purchase at such sale.

(i)     To resort to and realize upon the security hereunder and any other security now or later held by Beneficiary concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken non-judicial proceedings, or both, and to apply the proceeds received in accordance with the Section hereof entitled Application of Foreclosure Sale Proceeds, all in such order and manner as Beneficiary shall determine in its sole discretion.

(j)     Upon sale of the Subject Property at any judicial or non-judicial foreclosure, Beneficiary may credit bid (as determined by Beneficiary in its sole discretion) all or any portion of the Security Obligations. In determining such credit bid, Beneficiary may, but is not obligated to, take into account all or any of the following: (i) appraisals of the Subject Property as such appraisals may be discounted or adjusted by Beneficiary in its sole underwriting discretion; (ii) expenses and costs incurred by Beneficiary with respect to the Subject Property prior to foreclosure; (iii) expenses and costs which Beneficiary anticipates will be incurred with respect to the Subject Property after foreclosure, but prior to resale, including without limitation, costs of structural reports and other due diligence, costs to carry the Subject Property prior to resale, costs of resale (e.g., commissions, attorneys’ fees, and taxes), Hazardous Materials clean-up and monitoring, deferred maintenance, repair, refurbishment and retrofit, costs of defending or settling litigation affecting the Subject Property; (iv) declining trends in real property values generally and with respect to properties similar to the Subject Property, and lost opportunity costs (if any), including the time value of money during any anticipated holding period by Beneficiary; (v) anticipated discounts upon resale of the Subject Property as a distressed or foreclosed property; (vi) the existence of additional collateral, if any, for the Security Obligations; and (vii) such other factors or matters that Beneficiary (in its sole and absolute discretion) deems appropriate. Borrower acknowledges and agrees that: (A) Beneficiary is not required to use any or all of the foregoing factors to determine the amount of its credit bid; (B) this Section does not impose upon Beneficiary any additional obligations that are not imposed by law at the time the credit bid is made; (C) the amount of Beneficiary’s credit bid need not have any relation to any loan-to-value ratios specified the Credit Documents or previously discussed by Borrower and Beneficiary; and (D) Beneficiary’s credit bid may be, at Beneficiary’s sole discretion, higher or lower than any appraised value of the Subject Property.

Every right, power and remedy granted to Beneficiary in this Deed of Trust shall be cumulative and not exclusive, and in addition to all rights, powers and remedies granted at law or in equity or by statute, and each such right, power and remedy may be exercised from time to time and as often and in such order as may be deemed expedient by Beneficiary, and the exercise of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the time or thereafter, any other right, power or remedy.

6.3     Application of Foreclosure Sale Proceeds and Other Sums. All sums received by Beneficiary under Section 3.3 or Section 6.2 of this Deed of Trust, less all costs and expenses incurred by Beneficiary or any receiver under Section 3.3 or Section 6.2 of this Deed of Trust, including, without limitation, attorneys’ fees, shall be distributed to the persons legally entitled thereto for application to the Security Obligations each in accordance with the Credit Agreement; provided, however, Beneficiary shall have no liability for funds not actually received by Beneficiary.

6.4     No Cure or Waiver. Neither Beneficiary’s nor any receiver’s entry upon and taking possession of all or any part of the Subject Property, nor any collection of rents, issues, profits, insurance proceeds, condemnation proceeds or damages, other security or proceeds of other security, or other sums, nor the application of any collected sum to any Security Obligation, nor the exercise or failure to exercise of any other right or remedy by Beneficiary or any receiver shall cure or waive any breach, Event of Default or notice of default under this Deed of Trust, or nullify the effect of any notice of default or sale (unless all Security Obligations then due have been paid and performed and Borrower has cured all other defaults), or impair the status of the security, or prejudice Beneficiary in the exercise of any right or remedy, or be construed as an affirmation by Beneficiary of any tenancy, lease or option or a subordination of the lien of this Deed of Trust.

6.5     Payment of Costs, Expenses and Attorney’s Fees. Borrower agrees to pay to Beneficiary immediately and without demand all costs and expenses incurred by Beneficiary or Trustee pursuant to Section 6.2 of this Deed of Trust (including, without limitation, court costs and attorneys’ fees, whether incurred in litigation or not) with interest from the date of expenditure until said sums have been paid at the rate of interest then applicable to the principal balance of the Note as specified therein.

6.6     Power to File Notices and Cure Defaults. Borrower hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, (a) to execute and record any notices of completion, cessation of labor, or any other notices that Beneficiary deems appropriate to protect Beneficiary’s interest, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment or further assurance with respect to the Leases and Rents in favor of the grantee of any such deed, as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Beneficiary’s security interests and rights in or to any of the Collateral, and (d) upon the occurrence of an event, act or omission which, with notice or passage of time or both, would constitute an Event of Default, Beneficiary may perform any obligation of Borrower hereunder; provided, however, that: (i) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (ii) Beneficiary shall not be liable to Borrower or any other person or entity for any failure to act under this Section.

6.7     Reinstatement. This Deed of Trust shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrower for liquidation or reorganization, should Borrower become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Borrower’s property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Security Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Security Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Security Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

ARTICLE VII. MISCELLANEOUS PROVISIONS

7.1     Additional Provisions. The Credit Documents contain or incorporate by reference the entire agreement of the parties with respect to matters contemplated herein and supersede all prior negotiations. The Credit Documents grant further rights to Beneficiary and contain further agreements and affirmative and negative covenants by Borrower which apply to this Deed of Trust and to the Subject Property and Collateral and such further rights and agreements are incorporated herein by this reference.

7.2     Merger. No merger shall occur as a result of Beneficiary’s acquiring any other estate in, or any other lien on, the Subject Property unless Beneficiary consents to a merger in writing.

7.3     Obligations of Borrower, Joint and Several. If more than one person has executed this Deed of Trust as “Borrower”, the obligations of all such persons hereunder shall be joint and several.

7.4     Time is of the Essence. Borrower agrees that TIME IS OF THE ESSENCE hereof in connection with all obligations of Borrower herein or in the Note.

7.5     Waiver of Marshalling Rights. Borrower, for itself and for all parties claiming through or under Borrower, and for all parties who may acquire a lien on or interest in the Subject Property, hereby waives all rights to have the Subject Property or any other property, including, without limitation, the Collateral, which is now or later may be security for any Security Obligation (“Other Property”) marshalled upon any foreclosure of this Deed of Trust or on a foreclosure of any other lien or security interest against any security for any of the Security Obligations. Beneficiary shall have the right to sell, and any court in which foreclosure proceedings may be brought shall have the right to order a sale of, the Subject Property and any or all of the Collateral or Other Property as a whole or in separate parcels, in any order that Beneficiary may designate.

7.6     Rules of Construction; Definitions. When the identity of the parties or other circumstances make it appropriate the masculine gender includes the feminine or neuter, and the singular number includes the plural. The term “Subject Property” means all and any part of the Subject Property and “Collateral” means all and any part of the Collateral, and any interest in the Subject Property and Collateral, respectively. Notwithstanding anything set forth herein, Borrower agrees and acknowledges that each of Borrower and Beneficiary has participated in the negotiation and drafting of this document, and that this Deed of Trust shall not be interpreted or construed against or in favor of any party by virtue of the identity, interest or affiliation of its preparer. Capitalized terms not otherwise defined herein shall have the meaning given such terms in the Credit Agreement.

7.7     Successors in Interest. The terms, covenants, and conditions herein contained shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto; provided, however, that this Section does not waive or modify the provisions of any applicable provision in the Credit Documents regarding transfers of interest in the Subject Property or the Borrower or any of Borrower’s Affiliates.

7.8     Execution in Counterparts. This Deed of Trust may be executed in any number of counterparts, each of which, when executed and delivered to Beneficiary, will be deemed to be an original and all of which, taken together, will be deemed to be one and the same instrument.

7.9     Governing Law. With respect to matters relating to the creation, perfection and procedures relating to the enforcement of this Deed of Trust, this Deed of Trust shall be governed by, and be construed in accordance with, the laws of the state in which the Property is located, it being understood that, except as expressly set forth above in this paragraph and to the fullest extent permitted by the law of such state, the law of the State of New York shall govern all matters relating to this Deed of Trust and the other Credit Documents and all of the Indebtedness or Obligations arising hereunder or thereunder. All provisions of the Credit Agreement incorporated herein by reference shall be governed by and construed in accordance with, the laws of the State of New York, as set forth in the governing law provision of the Credit Agreement.

7.10     Notices. All notices or other communications required or permitted to be given pursuant to the provisions of this Deed of Trust shall be in writing and shall delivered in accordance with Section 8.01 of the Credit Agreement. For purposes of notice, the addresses of the parties shall be:

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Borrower:	Aliante Gaming, LLC 7300 Aliante Parkway North Las Vegas, NV 89084
Attention: Neil Friedman Telephone No.: (702) 692-7820 Facsimile No.: (702) 692-7480 E-mail: nfriedman@aliantegaming.com

With copies to:

Greenberg Traurig, LLP

3773 Howard Hughes Parkway, Suite 400N

Las Vegas, NV 89169

Attention: Michael J. Bonner

Telephone No.: (702) 792-3773

Fascimile No.: (702) 792-9002
E-mail: bonnerm@gtlaw.com

Beneficiary:

Wells Fargo Bank, National Association
5340 Kietzke Lane, Suite 102

MAC A4649-027

Reno, NV 89511

Attention: Lee Wagner
Telephone No.: (775) 689-6008

Facsimile No.: (775) 689-6026

E-mail: Lee.Wagner@wellsfargo.com

Any party shall have the right to change its address for notice hereunder to any other location within the continental United States as provided in Section 8.01 of the Credit Agreement. Borrower shall forward to Beneficiary, without delay, any notices, letters or other communications delivered to the Subject Property or to Borrower naming Beneficiary, “Beneficiary” or any similar designation as addressee.

7.11     After Acquired Property. The lien of this Deed of Trust will automatically attach, without further act, to all after acquired property of any nature whatsoever attached to, located in, on, or used in the operation of the Subject Property or any part thereof, owned by Borrower or in which Borrower has an interest, and Borrower covenants and warrants that it will have good and absolute title to all of the aforesaid after acquired property it acquires, free of any lien or encumbrance.

7.12     Assignment and Subordination of Management Agreement to Deed of Trust. Pursuant to this Deed of Trust or any additional document required by Beneficiary, any management agreement is hereby assigned to Beneficiary and the rights of the manager thereunder shall be subordinated to the lien of this Deed of Trust and such manager shall consent to such subordination and assignment upon request from Beneficiary. If any change of management or termination or modification of any management contract occurs without Beneficiary’s prior written approval, it shall constitute an Event of Default hereunder

7.13     Waiver of Jury Trial. AFTER CONSULTATION WITH COUNSEL, BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT BORROWER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED UPON THIS DEED OF TRUST, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF BORROWER, TRUSTEE OR BENEFICIARY AND ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR BENEFICIARY MAKING THE LOAN EVIDENCED BY THE NOTE WHICH IS SECURED BY THIS DEED OF TRUST.

7.14     Statement of Obligation. Upon demand by Beneficiary, Borrower shall pay Beneficiary a fee not to exceed $60.00 or such other maximum as may be imposed by law for furnishing any statement as provided by NRS §107.200 or NRS §107.210.

7.15     Intentionally Omitted.

7.16     Request for Notice of Default. Borrower requests that a copy of any notice of default and any notice of sale under this Deed of Trust be mailed to Borrower at its address specified in Section 7.10.

7.17     Inconsistencies with Other Documents. Notwithstanding anything in this Deed of Trust to the contrary, in the event there is a conflict or inconsistency between this Deed of Trust and the Collateral Agreement with respect to the ownership, preservation, defense of title, use, disposition, maintenance, restoration, operation, control, or acquisition of any Collateral (as defined the Collateral Agreement) secured by the Collateral Agreement as well as this Deed of Trust, the terms of the Collateral Agreement shall control.

7.18     Incorporation of Certain Nevada Covenants. Covenants Nos. 1, 2 (full replacement value), 3, 4 (at the applicable Default Rate), 5, 6, 7 (reasonable), 8 and 9 of NRS §107.030, where not in conflict with the provisions of the Credit Documents, are hereby adopted and made a part of this Deed of Trust.

7.19     Application of Gaming Laws. Borrower confirms that Section 7.12 of the Credit Agreement is applicable to this Deed of Trust

7.20      Incorporation of Other Nevada Statutes. This Deed of Trust is subject to (a) the Uniform Assignment of Rents Act, Chapter 107A of the Nevada Revised Statutes; and (b) the Uniform Power of Attorney Act, as codified in Nevada Revised Statutes Section 162A.200 et. seq.

IN WITNESS WHEREOF, this Deed of Trust has been executed as of date first written above.

BORROWER:

ALIANTE GAMING, LLC,

a Nevada limited liability company

By: ALST Casino Holdco, LLC,

its managing member

By: /s/ SOOHYUNG KIM________________________

Name: SOOHYUNG KIM

Title: CEO

ACKNOWLEDGMENT

State of New York      )

) ss.

County of NEW YORK)

On the 21st day of April in the year 2016 before me, the undersigned, personally appeared Soohyung Kim, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity as CEO of ALST Casino Holdco, LLC, a Delaware limited liability company, the managing member of Aliante Gaming, LLC, a Nevada limited liability company, and that by his/her signature on the instrument, the individual or the person on behalf of which the individual acted, executed the document.

_/s/MICHAEL MARCHITTO______________

Signature and office of individual taking acknowledgment

EXHIBIT A

Legal Description of the Land

THAT PORTION OF THE SOUTH HALF (S 1/2) OF SECTION 17, TOWNSHIP 19 SOUTH, RANGE 61 EAST, M.D.M., DESCRIBED AS FOLLOWS:

PARCEL 34 OF ALIANTE NORTH AS SHOWN BY MAP THEREOF ON FILE IN BOOK 110 OF PLATS, PAGE 72, IN THE OFFICE OF THE COUNTY OF CLARK COUNTY, NEVADA.